EXHIBIT 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with this amended annual report on Form 10-K/A of Texas South Energy, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James M. Askew, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  April 24, 2014

/s/ James M. Askew______
James M. Askew
Principal Executive Officer and Principal Financial Officer